                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                      PROCTER & GAMBLE CO.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                   [P&G LOGO]

                          THE PROCTER & GAMBLE COMPANY

                                     ------

                           NOTICE OF SPECIAL MEETING
                                      AND
                                PROXY STATEMENT
                                      AND
                            NOTICE OF ANNUAL MEETING
                                      AND
                                PROXY STATEMENT

                                 -------------

                        SPECIAL MEETING OF SHAREHOLDERS
            PROCTER & GAMBLE HALL AT THE ARONOFF CENTER FOR THE ARTS
                         ANNUAL MEETING OF SHAREHOLDERS
                                OCTOBER 13, 1998

                                   [P&G LOGO]

                          THE PROCTER & GAMBLE COMPANY
                                   PO BOX 599
                          CINCINNATI, OHIO 45201-0599

                                                                 August 28, 1998

Fellow P&G Shareholders:

    It is my pleasure to invite you to a special meeting of shareholders, and to this year's annual meeting of shareholders, both of which will be held on Tuesday, October 13.

    THE SPECIAL MEETING WILL CONVENE AT 12:00 NOON, EASTERN DAYLIGHT TIME, ON OCTOBER 13 IN THE PROCTER & GAMBLE HALL AT THE ARONOFF CENTER FOR THE ARTS, 650 WALNUT STREET, IN CINCINNATI. It WILL NOT be held at our traditional Cincinnati General Offices location.

    The purpose of the special meeting will be to vote on a resolution to amend the Regulations of the Company to permit us to hold our annual meeting at a location other than the Company's principal office. We are doing this to enable more shareholders to more comfortably attend the meeting. Attendance at our meeting has increased significantly over the past several years, and we have outgrown the space available at the General Offices.

    If this resolution is adopted, we will immediately convene the annual meeting in the Procter & Gamble Hall. If it fails, which we believe is unlikely, we would reassemble at the Company's General Offices for the annual meeting. While this special meeting adds a small measure of complexity to this year's annual meeting, we believe it is justified by the benefits of greater convenience for our shareholders, and the ability to convene all attendees together in a single auditorium rather than requiring separate "overflow" space, as we have had to do at the General Offices in recent years.

    We've just completed fiscal year 1997-98 and we can look back on a year of solid progress toward the Company's growth objectives. At the annual meeting, I'll review this progress as well as our strategies and plans for achieving our leadership goals for the future. I hope you'll plan to join us.

    We appreciate your continued confidence in the Company, and look forward to seeing you on October 13.

                                          Sincerely,

                                                       [SIG]
                                          John E. Pepper
                                          CHAIRMAN OF THE BOARD AND CHIEF
                                          EXECUTIVE

                                   [P&G LOGO]

                          THE PROCTER & GAMBLE COMPANY
                                   PO Box 599
                          Cincinnati, Ohio 45201-0599

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

                                                                 August 28, 1998

    A special meeting of shareholders of The Procter & Gamble Company will be held at the Procter & Gamble Hall of The Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio 45202 on Tuesday, October 13, 1998 at 12 o'clock noon, Eastern Daylight Time. Attendance at the meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the press and financial community.

    IF YOU WISH TO ATTEND THE MEETING BUT YOUR SHARES ARE HELD IN THE NAME OF A BROKER, TRUST, BANK OR OTHER NOMINEE, YOU SHOULD BRING WITH YOU A PROXY OR LETTER FROM THE BROKER, TRUSTEE, BANK OR NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES.

    The purposes of this meeting are:

        A. To consider and act upon a proposal described at pages _-_ in the accompanying proxy statement to amend the Company's Regulations to allow the location of the annual meeting of shareholders to be held at a location other than the principal office of the Company.

         B. To hear the reading of the minutes of the annual meeting of shareholders held October 14, 1997 and to act thereon if they are incorrectly recorded;

         C. To consider such other matters as may properly come before the meeting.

    Shareholders of record at the close of business on Friday, July 31, 1998 will receive notice of and be entitled to vote at the meeting.

    Shareholder attendees who are hearing-impaired should identify themselves on registration at the meeting so they can be directed to a special section where an interpreter will be available.

    SHAREHOLDERS ARE URGED TO EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, WHETHER OR NOT THEY EXPECT TO ATTEND THE SPECIAL MEETING. ANY PROXY NOT DELIVERED AT THE MEETING SHOULD BE MAILED TO REACH THE COMPANY'S PROXY TABULATOR, BANKBOSTON, N.A., P. O. BOX 9375, BOSTON, MA 02205-9946 BY 9:00 A.M. ON TUESDAY, OCTOBER 13, 1998 (USE THE ENCLOSED SPECIAL POSTAGE-PAID ENVELOPE FOR MAILING IN THE UNITED STATES).

                                  By order of the Board of Directors,

                                                 TERRY L. OVERBEY

                                                    Secretary

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                PROXY STATEMENT
                          THE PROCTER & GAMBLE COMPANY
          SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 13, 1998
--------------------------------------------------------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

    The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to the solicitation by mail, proxies may be solicited in person or by telephone or telegraph; such solicitation on behalf of the Proxy Committee of the Board may be made by Directors, officers and regular employees of the Company and by representatives of Georgeson & Company Inc., a proxy solicitation firm. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company's proxy tabulator, BankBoston, N.A.

    The expense of making the solicitation will consist of preparing and mailing the proxies and proxy statements; any expenses incurred by Company representatives in making the contacts referred to above; charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners; costs of returning the proxies; and fees of BankBoston, N.A. for tabulating the responses. These are the only contemplated expenses of solicitation, and they will be paid by the Company.

                                 VOTING RIGHTS

    The holders of record of the Company's Common Stock and Series A and B ESOP Convertible Class A Preferred Stock at the close of business on Friday, July 31, 1998 are entitled to vote on matters to come before the meeting. On that date,
<*>         </*> shares of Common Stock, <*>         </*> shares of Series A
ESOP Convertible Class A Preferred Stock and <*>         </*> shares of Series B
ESOP Convertible Class A Preferred Stock were issued and outstanding. As provided in the Amended Articles of Incorporation, each share of Common and Series A and B ESOP Convertible Class A Preferred Stock is entitled to one vote.

    Participants in The Procter & Gamble Shareholder Investment Program are entitled to vote shares of the Company's Common Stock held for their account under that Program pursuant to an omnibus proxy executed in their favor by the Custodian of such Program.

    Participants in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan have the right to instruct the Trustees of such Trust as to how to vote shares of stock allocated to their accounts. The Plan also provides that the Trustees shall vote any shares allocated to accounts of participants as to which such instructions have not been received in direct proportion to the voting of allocated shares as to which voting instructions have been received. In addition, the Plan provides that the Trustees shall vote unallocated shares of stock held in such Trust in direct proportion to the voting of allocated shares in such Trust as to which voting instructions have been received.

    It is the recommendation of the Board of Directors that the shareholders approve the resolution, and it is the intention of the proxy committee to vote all proxies received by it in favor of such resolution unless otherwise indicated on the proxy.

                             PURPOSE OF THE MEETING

    The purpose of the meeting is to consider and take action on the following resolution which would serve to amend ARTICLE II, SECTION 1 of the Regulations of the Company:

        RESOLVED, That ARTICLE II, SECTION 1 of the Regulations of The Procter & Gamble Company are hereby amended, effective immediately, to read as follows:

           SECTION 1.  PLACE OF MEETING.  Meetings of shareholders shall be held
       <#>at the principal office of the Company</#> in Cincinnati, Hamilton
       County, Ohio, but the shareholders or the Board of Directors shall have authority to provide for the holding of meetings of shareholders elsewhere within or without the State of Ohio, except the annual meeting, or a meeting to elect Directors.(1)

    The Board of Directors recommends a vote FOR this resolution for the following reasons:

        As the number of the Company's shareholders has increased substantially over the past several years, it has become increasingly difficult to hold the annual meeting of shareholders at the General Offices of the Company. In recent years the Company's auditorium has accommodated only modestly more than 50% of the shareholders attending the annual meeting, resulting in almost half of the shareholders not being able to attend the meeting in person. The Board of Directors expects the trend of increasing attendance to continue and believes it is now appropriate to amend the Regulations of the Company to permit the annual meeting of shareholders to be held at locations in Cincinnati other than the General Offices of the Company. This will allow all of the Company's shareholders who desire to attend the annual meeting to do so in person.

        The affirmative vote of the holders of a majority of the shares of the Company's Common Stock and Series A and B ESOP Convertible Class A Preferred Stock issued and outstanding, voting together as a class, is required to adopt this resolution.

        Proxies will be voted FOR the resolution unless the Proxy Committee is instructed otherwise on a proxy returned to such Committee. Abstentions indicated on such a proxy card will be counted as a vote AGAINST this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as a vote AGAINST this proposal.

                                 OTHER MATTERS

    No action will be taken with regard to the minutes of the annual meeting of shareholders held October 14, 1997 unless they have been incorrectly recorded.

    The Board of Directors knows of no other matters which will come before this special meeting of shareholders. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and, in that connection, will use their discretion.

(1) Language to be deleted is lined out.

                                   [P&G LOGO]

                          THE PROCTER & GAMBLE COMPANY
                                   PO Box 599
                          Cincinnati, Ohio 45201-0599

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                                                 August 28, 1998

    If the resolution presented at the special meeting of shareholders held at 12 o'clock noon, Eastern Daylight Time, on October 13, 1998, is adopted, the annual meeting of shareholders of The Procter & Gamble Company will be held at the Procter & Gamble Hall of The Aronoff Center for the Arts, 650 Walnut Street, Cincinnati, Ohio 45202 on Tuesday, October 13, 1998 immediately following the special meeting. If such resolution is not adopted, the annual meeting of shareholders will be held at the General Offices of the Company, Two Procter & Gamble Plaza, Cincinnati, Ohio 45202-3314 immediately following the special meeting. Attendance at the annual meeting will be limited to shareholders, those holding proxies from shareholders and representatives of the press and financial community.

    IF YOU WISH TO ATTEND THE MEETING BUT YOUR SHARES ARE HELD IN THE NAME OF A BROKER, TRUST, BANK OR OTHER NOMINEE, YOU SHOULD BRING WITH YOU A PROXY OR LETTER FROM THE BROKER, TRUSTEE, BANK OR NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES.

    The purposes of this meeting are:

        A. To hear the reading of the minutes of the special meeting of shareholders held immediately prior to the shareholders' meeting on October 13, 1998 and to act thereon if they are incorrectly recorded;

         B. To receive reports of officers;

         C. To elect five members of the Board of Directors with terms expiring at the annual meeting in 2001, as described at pages __-__ in the proxy statement;
        D. To consider and act upon a proposal described at page __ in the proxy statement to ratify the appointment of independent auditors;

         E. To consider and act upon, if presented at the meeting, proposals submitted by certain shareholders as described at pages __-__ in the proxy statement; and

         F. To consider such other matters as may properly come before the meeting.

    Shareholders of record at the close of business on Friday, July 31, 1998 will receive notice of and be entitled to vote at the meeting.

    Shareholder attendees who are hearing-impaired should identify themselves on registration at the meeting so they can be directed to a special section where an interpreter will be available.

    A copy of the annual report of the Company for the fiscal year ended June 30, 1998 has been mailed to each shareholder of record as of July 31, 1998.

    SHAREHOLDERS ARE URGED TO EXECUTE THE ENCLOSED PROXY AND RETURN IT PROMPTLY, WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING. ANY PROXY NOT DELIVERED AT THE MEETING SHOULD BE MAILED TO REACH THE COMPANY'S PROXY TABULATOR, BANKBOSTON, N.A., P. O. BOX 9375, BOSTON, MA 02205-9946 BY 9:00 A.M. ON TUESDAY, OCTOBER 13, 1998 (USE THE ENCLOSED SPECIAL POSTAGE-PAID ENVELOPE FOR MAILING IN THE UNITED STATES).

                                  By order of the Board of Directors,

                                                 TERRY L. OVERBEY

                                                    Secretary

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                PROXY STATEMENT
                          THE PROCTER & GAMBLE COMPANY
           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 13, 1998
--------------------------------------------------------------------------------

                     SOLICITATION AND REVOCATION OF PROXIES

    The enclosed proxy is being solicited by the Board of Directors of the Company. In addition to the solicitation by mail, proxies may be solicited in person or by telephone or telegraph; such solicitation on behalf of the Proxy Committee of the Board may be made by Directors, officers and regular employees of the Company and by representatives of Georgeson & Company Inc., a proxy solicitation firm. The Company has agreed to pay Georgeson & Company Inc. a fee of $16,000, plus reasonable expenses, for its services in this regard. Any proxy given pursuant to this solicitation may be revoked by notice from the person giving the proxy at any time before it is exercised. Any such notice of revocation should be provided in writing signed by the shareholder in the same manner as the proxy being revoked and delivered to the Company's proxy tabulator, BankBoston, N.A.

    The expense of making the solicitation will consist of preparing and mailing the proxies and proxy statements; any expenses incurred by Company representatives in making the contacts referred to above; charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to security owners; costs of returning the proxies; and fees of BankBoston, N.A. for tabulating the responses. These are the only contemplated expenses of solicitation, and they will be paid by the Company.

                                 VOTING RIGHTS

    The holders of record of the Company's Common Stock and Series A and B ESOP Convertible Class A Preferred Stock at the close of business on Friday, July 31, 1998 are entitled to vote on matters to come before the meeting. On that date, ________ shares of Common Stock, ________ shares of Series A ESOP Convertible Class A Preferred Stock and ________ shares of Series B ESOP Convertible Class A Preferred Stock were issued and outstanding. As provided in the Amended Articles of Incorporation, each share of Common and Series A and B ESOP Convertible Class A Preferred Stock is entitled to one vote.

    Participants in The Procter & Gamble Shareholder Investment Program are entitled to vote shares of the Company's Common Stock held for their account under that Program pursuant to an omnibus proxy executed in their favor by the Custodian of such Program.

    Participants in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan have the right to instruct the Trustees of such Trust as to how to vote shares of stock allocated to their accounts. The Plan also provides that the Trustees shall vote any shares allocated to accounts of participants as to which such instructions have not been received in direct proportion to the voting of allocated shares as to which voting instructions have been received. In addition, the Plan provides that the Trustees shall vote unallocated shares of stock held in such Trust in direct proportion to the voting of allocated shares in such Trust as to which voting instructions have been received.

    The vote required for the election of Directors and approval of the other proposals is set forth in the discussion of each item to be voted upon.

                             ELECTION OF DIRECTORS

    The Regulations of the Company provide that the Board of Directors shall consist of three classes of Directors with overlapping three-year terms. One class of Directors is to be elected each year with terms extending to the third succeeding annual meeting after such election. The Regulations provide that the Board shall maintain the three classes so as to be as nearly equal in number as the then total number of Directors permits.

    Pursuant to the provisions of the Regulations described above, there are five Directors of the Company whose terms expire at the annual meeting in 1997. The five Directors whose terms are expiring in 1997 are described in the section immediately below. It is the Board's intention that these five persons will be nominated for new terms extending to the annual meeting in 2000 and until their successors are duly elected. Proxies received in response to this solicitation will be voted, unless such authority is withheld, in favor of the election of these five nominees. In the election of members of the Board of Directors, the five candidates receiving the most votes will be elected. While there is no reason to believe that any of the nominees will, prior to the date of the meeting, refuse or be unable to accept the nomination, should any nominee or nominees so refuse or become unable to accept, it is the intention of the persons named in the proxy to vote for such other person or persons as the Directors may recommend.

    Directors whose terms expire at the annual meetings in 1999 and 2000 are described in separate sections below.

         NOMINEES FOR ELECTION AS DIRECTORS WITH TERMS EXPIRING IN 2001

                    Joseph T. Gorman  -- Chairman and  Chief Executive  Officer,
    [PHOTO] TRW Inc. (electronic, automotive, industrial and aerospace equipment). Director of TRW Inc. and Aluminum Company of America; Director of the Company since 1993; member of the Compensation, Executive and Finance Committees; age 60.

                    Lynn M.  Martin --  Professor, Davee  Chair, J.  L.  Kellogg
    [PHOTO]         Graduate  School  of  Management,  Northwestern  University.
                    Director of Ameritech Corporation, Ryder System, Inc., TRW Inc., Dreyfus Funds and Harcourt General Inc.; Director of the Company since 1994; member of the Finance, Board Organization and Nominating, and Public Policy Committees; age 58.

                    John E. Pepper -- Chairman of the Board and Chief Executive.
    [PHOTO] Director of Motorola, Inc. and Xerox Corporation; Director of the Company since 1984; member of the Executive Committee; age 60.

                    Ralph Snyderman,  M.D.  -- Chancellor  for  Health  Affairs,
    [PHOTO] Dean, School of Medicine at Duke University, and Chief Executive Officer of Duke University Health System. Director of Ariad, Inc.; Director of the Company since 1995; member of the Audit, Board Organization and Nominating, and Public Policy Committees; age 58.

                    Robert D. Storey  -- Partner  in the law  firm of  Thompson,
    [PHOTO] Hine & Flory, P.L.L., Cleveland, Ohio. Director of GTE Corporation and The May Department Stores Company; Director of the Company since 1988; Chairman of the Public Policy Committee and member of the Audit and Board Organization and Nominating Committees; age 62.

    All of the nominees for election as Directors with terms expiring in 2001, except Ms. Martin and Mr. Storey, have been executive officers of their respective employers for more than the past five years. Ms. Martin has been a Professor at Northwestern University since 1993. Prior to that, Ms. Martin served as Secretary of Labor of the United States from January, 1991 to January, 1993, following service as a member of the U.S. House of Representatives. Mr. Storey has been a partner in the law firm of Thompson, Hine & Flory since January 1, 1993.

    Each of the nominees for election as Directors with terms expiring in 2001 was elected a Director by the shareholders at the annual meeting in 1995.

                     DIRECTORS WITH TERMS EXPIRING IN 1999

                    Donald  R.  Beall --  Retired  Chairman and  Chief Executive
    [PHOTO] Officer, Rockwell International Corporation (automation, avionics and communications and semiconductor systems) and Chairman of the Executive Committee. Director of Rockwell International Corporation, Amoco Corporation, Meritor Automotive, Inc. and Times-Mirror Company; Director of the Company since 1992; Chairman of the Audit Committee and member of the Compensation and Executive Committees; age 59.

                    Gordon F. Brunner -- Senior Vice President. Director of  the
    [PHOTO]         Company since 1991; age 59.

                    Richard  B.  Cheney  --  Chairman  of  the  Board  and Chief
    [PHOTO] Executive Officer, Halliburton Company (energy services, engineering and construction). Director of Halliburton Company, Electronic Data Systems Corporation, and Union Pacific Corporation; Director of the Company since 1993; member of the Audit, Compensation and Public Policy Committees; age 57.

                    Harald Einsmann -- Executive Vice President. Director of EMI
    [PHOTO]         plc and Store, A.B.; Director of the Company since 1991; age
                    64.

                    Durk  I.  Jager --  President  and Chief  Operating Officer.
    [PHOTO] Director of Eastman Kodak Company; Director of the Company since 1989; age 55.

                    Charles  R. Lee -- Chairman and Chief Executive Officer, GTE
    [PHOTO] Corporation (telecommunication services). Director of GTE Corporation, United Technologies Corporation and USX Corporation. Director of the Company since 1994; member of the Audit, Board Organization and Nominating, and Public Policy Committees; age 58.

    All of the Directors with terms expiring in 1999, except Mr. Cheney, have been executive officers of their respective employers for more than the past five years. Mr. Cheney has been an executive officer of

Halliburton Company since October 1, 1995. He was a Senior Fellow at the American Enterprise Institute for Public Policy Research, Washington, DC, from January, 1993 until September 30, 1995. Prior to that, Mr. Cheney was Secretary of Defense of the United States from March 17, 1989 to January 20, 1993.

    Each of the Directors with terms expiring in 1999 was elected a Director by the shareholders at the annual meeting in 1996.

                     DIRECTORS WITH TERMS EXPIRING IN 2000

                    Edwin  L. Artzt --  Retired Chairman of  the Board and Chief
    [PHOTO] Executive. Director of American Express Company, Barilla G.eR.F.lli S.p.A. Italy, Delta Air Lines, Inc., Evenflo & Spalding Holdings Corporation, and GTE Corporation; Director of the Company from 1972 to 1975 and since 1980; Chairman of the Executive Committee and member of the Finance and Public Policy Committees; age 68.

                    Norman R. Augustine -- Chairman of the Executive  Committee,
    [PHOTO] Lockheed Martin Corporation (aerospace, electronics, information management, materials and energy systems and products). Director of Lockheed Martin Corporation, The Black and Decker Corporation and Phillips Petroleum Company; Director of the Company since 1989; Chairman of the
                    Compensation Committee and member of the Executive and Finance Committees; age 63.

                    Richard  J.  Ferris   --  Retired  Co-Chairman,   Doubletree
    [PHOTO] Corporation. Director of Amoco Corporation, Candlewood Hotel Company, Inc. and Promus Hotel Corporation; Director of the Company since 1979; Chairman of the Finance Committee and member of the Executive, and Board Organization and Nominating Committees; age 62.

                    John C.  Sawhill, Ph.D.  --  President and  Chief  Executive
    [PHOTO] Officer, The Nature Conservancy (an international conservation organization). Director of Pacific Gas & Electric Company, NAACO Industries, and Vanguard Group of Mutual Funds; Director of the Company since 1996; member of the Audit, Board Organization and Nominating, and Public Policy Committees; age 62.

                    John F. Smith, Jr. -- Chairman, Chief Executive Officer and
    [PHOTO] President, General Motors Corporation (automobile and related businesses). Director of General Motors Corporation; Director of the Company since 1995; member of the Audit, Board Organization and Nominating, and Public Policy Committees; age 60.

                    Marina v.N. Whitman, Ph.D. -- Professor of Business
    [PHOTO]         Administration and Public Policy, University of Michigan.
                    Director of Aluminum Company of America, Browning-Ferris Industries, Inc., Chase Manhattan Corporation and its subsidiary Chase Manhattan Bank, and Unocal Corporation; Director of the Company since 1976; Chairman of the Board Organization and Nominating Committee, and member of the Compensation and Finance Committees; age 63.

    All of the Directors with terms expiring in 2000, except Mr. Ferris and Dr. Whitman, have been, or were prior to retirement, executive officers of their respective employers for more than the past five years. Prior to his association with Doubletree Corporation (formerly Guest Quarters Hotels LP) in October, 1992, Mr. Ferris was a private investor for more than five years following his resignation as Chairman and Chief Executive Officer of UAL Corporation (formerly Allegis Corporation -- travel related services) in June, 1987. Prior to her appointment at the University of Michigan effective September 1, 1992, Dr. Whitman was Vice President and Group Executive, General Motors Corporation, for more than five years.

    Each of the Directors with terms expiring in 2000 was elected a Director by the shareholders at the annual meeting in 1997.

                            COMMITTEES OF THE BOARD

    The EXECUTIVE COMMITTEE (established in 1905). As prescribed by the Regulations of the Company, the Committee has the authority of the Board of Directors for the management of the business and affairs of the Company between meetings of the Board.

    The AUDIT COMMITTEE (established in 1940) met four times during the fiscal year ended June 30, 1998 with representatives of Deloitte & Touche LLP and financial management to review accounting, control, auditing and financial reporting matters. The Committee is responsible, among other things, for recommending to the Board the firm of independent auditors to be retained, approving professional services rendered and reviewing the scope of the annual audit and reports and recommendations submitted by the independent audit firm, which regularly meets privately with the Committee.

    The BOARD ORGANIZATION AND NOMINATING COMMITTEE (established in 1972) met twice during the fiscal year ended June 30, 1998. The Board Organization and Nominating Committee is responsible for establishing the criteria for and reviewing the qualifications of individuals for election as members of the Board. When a vacancy on the Board occurs or is anticipated, the Committee presents its recommendation of a replacement Director to the Board. The Committee makes recommendations as to exercise of the Board's authority to determine the number of its members, within the limits provided by the Regulations of the Company. The Committee also has responsibility for reviewing issues of corporate governance and making recommendations thereon to the Board. Shareholders wishing to communicate with the Board Organization and Nominating Committee concerning potential Director candidates may do so by corresponding with the Secretary of the Company and including the name and biographical data of the individual being suggested.

    The COMPENSATION COMMITTEE met five times during the fiscal year ended June 30, 1998. The Compensation Committee (or its predecessor Committees, which served the same function under different names and which were established commencing in 1960) is responsible for fixing or agreeing to the salary and other compensation of all principal officers of the Company elected by the Board, and advising the Chief Executive on policy matters concerning officers' compensation. The Compensation Committee is also responsible for administration of The Procter & Gamble 1992 Stock Plan as approved at the annual meeting of shareholders on October 13, 1992. The authority of the Committee under the Plan includes selection of key employees for participation in the Plan and determination of numbers of stock options and stock appreciation rights and amounts of restricted and unrestricted stock to be awarded to such employees pursuant to the Plan. The Committee is also charged with on-going administration and interpretation of the Plan and of its predecessor plans, The Procter & Gamble 1983 Stock Plan and the Plan for Use of Shares in Payment of Remuneration, both of which have been superseded as to new grants by The Procter & Gamble 1992 Stock Plan.

    The FINANCE COMMITTEE (established in 1994) met three times during the fiscal year ended June 30, 1998. The Finance Committee is responsible for reviewing and making recommendations to the Board on the following matters: the Company's annual financing plans; the Company's global financing objectives and principles, financial strategies and capital structure; funding and oversight of pension and benefit plans; the Company's insurance program; and, after separately being cleared in principle with the full Board, the financial implications of major investments, restructurings, joint ventures, acquisitions and divestitures.

    The PUBLIC POLICY COMMITTEE (established in 1994) met twice during the fiscal year ended June 30, 1998. The Public Policy Committee is responsible for reviewing activities of importance to the Company and its stakeholders, including employees, consumers, customers, suppliers, shareholders, governments and local communities. The Public Policy Committee reviews equal employment opportunity and advancement, environmental quality, employee safety and health, product safety, contributions and community relations.

        CERTAIN ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

    During the fiscal year ended June 30, 1998 a total of ten meetings of the Board and 17 meetings of Committees of the Board were held. Average attendance at these meetings by nominees and incumbents serving as Directors during the past year was in excess of 92%.

    Last year, the Board elected to increase its alignment with the interests of the Company's shareholders as well as to simplify the elements of the compensation program for non-employee Directors. As a result, all Committee membership fees, all Board and Committee attendance fees and the Board retirement plan were eliminated. In their place, the Board increased the retainer and the amount of stock-related compensation. At the time of this change, the total compensation received by a typical Director remained about the same.

    Currently, Directors who are not employees receive a retainer of $55,000 per year, paid quarterly. The last quarterly retainer payment is contingent upon the Director's having attended at least 75% of the Board meetings held during the fiscal year. The attendance requirement may be waived by the Compensation Committee for reasons of health or other urgent personal circumstances. Directors may also elect to convert a portion or all of their fees for services as a Director into Common Stock of the Company pursuant to The Procter & Gamble 1993 Non-Employee Directors' Stock Plan.

    Non-employee Directors also receive an annual grant of restricted stock on the first business day in the calendar year with a value of approximately $20,000 on the date of grant. Non-employee Directors were also granted a stock option on February 27, 1998 with a term of ten years to purchase 2,000 shares of the

Company's Common Stock at an exercise price of $84.5938, the fair market value of the Common Stock on the date of grant. The Company does not pay directors' fees to Directors who are employees of the Company. Directors who are not employees of the Company are also provided insurance coverage in the amount of $750,000 payable in the event of accidental death or disability occurring while traveling on Company business. Such Directors also receive reimbursement for expenses of such travel.

    Fees otherwise payable to a non-employee Director who has elected to come under The Procter & Gamble Deferred Compensation Plan for Directors are credited to such Director's account but not funded. Interest is credited to such an account at the end of each month at the prime rate then in effect at Morgan Guaranty Trust Company of New York. Such a deferred compensation account is payable either upon the retirement of the Director or after a term of years specified by the electing Director, at the Director's option, elected in advance of being earned.

    As part of its overall program of support for charitable institutions and as an aid in attracting and retaining qualified Directors, the Board of Directors has in place a Charitable Gifts Program funded by life insurance on the lives of the non-employee members of the Board of Directors and the Chairman of the Board and Chief Executive. Directors derive no financial benefit from the Program since all insurance proceeds and charitable deductions accrue solely to the Company. Under this Program the Company intends to make charitable contributions of up to a total of $1 million following the death of any such participant with such contribution to be allocated in accordance with each participant's recommendations among up to five charitable organizations. The following current and retired Directors of the Company are participants in this Program: David M. Abshire, Edwin L. Artzt, Norman R. Augustine, Donald R. Beall, Theodore F. Brophy, Richard B. Cheney, Richard J. Ferris, Joseph T. Gorman, Robert A. Hanson, Joshua Lederberg, Charles R. Lee, Lynn M. Martin, John E. Pepper, David
M. Roderick, John C. Sawhill, John G. Smale, John F. Smith, Jr., Ralph Snyderman, Robert D. Storey and Marina v.N. Whitman. Beneficiary organizations designated under this Program must be tax-exempt under Section 501(c)(3) of the Internal Revenue Code, and donations ultimately paid by the Company will be deductible against federal and other income taxes payable by the corporation in accordance with the tax laws applicable at the time. Because of such deductions and use of insurance, the Program should result in little or no long-term cost to the Company under present law.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

OVERVIEW

    The Compensation Committee of the Board of Directors (the "Committee") consists entirely of outside, non-employee Directors. The Committee establishes and regularly reviews executive compensation levels and policies, and authorizes short- and long-term awards in the form of cash or stock. All awards are made within the authority of the Additional Remuneration Plan, which dates back to 1949, and The Procter & Gamble 1992 Stock Plan.

    Compensation for executives is based on the principles that compensation must (a) be competitive with other quality companies in order to help attract, motivate and retain the talent needed to lead and grow Procter & Gamble's business; (b) provide a strong incentive for key managers to achieve the Company's goals; and (c) make prudent use of the Company's resources.

    Procter & Gamble has an enviable record of recruiting, training and developing its executive talent from within -- an achievement few other corporations have matched. In addition, the Company's long-term performance, as measured by sales and earnings growth and other relevant measures, has been very positive. This record suggests the principles that drive our compensation program have, over time, delivered the desired results.

    Executive compensation is based on performance against a combination of financial and non-financial measures including business results and developing organization capacity. In addition, employees are expected to uphold the fundamental principles embodied in the Company's Statement of Purpose and Environmental Quality Policy. These include a commitment to integrity, doing the right thing, maximizing the development of each individual, developing a diverse organization, and continually improving the environmental quality of our products and operations. In upholding these financial and non-financial objectives, executives not only contribute to their own success, but also help ensure our business, employees, shareholders and the communities in which we live and work will prosper.

ELEMENTS OF EXECUTIVE COMPENSATION

    It is the Company's long-standing policy that variable, at-risk compensation, both annual and long-term, should make up a significant portion of executive compensation. Depending upon the level of the executive, the Company targets between 40% and 80% of executive compensation (other than retirement credits) to be variable, at-risk elements. When the Company achieves solid earnings growth and stock price appreciation, executive compensation levels will be expected to equal or exceed the middle compensation range for a comparative group of companies. This group includes a combination of leading consumer products companies and other corporations of size and reputation comparable to Procter & Gamble (and with which Procter & Gamble must compete in hiring and retaining the employees it needs). The composition of this group is updated periodically in order to assure its continued relevance.

    The Committee believes the compensation levels of the Company's executive officers are competitive and in line with those of comparable companies. This conclusion is derived in part from consultations with independent outside compensation consultants.

    Annual compensation elements include base salary and two forms of incentives, the Performance Bonus Award and the Profit Incentive Award. Long-term incentive compensation includes stock options and a Long-Term Incentive Plan award based on Total Shareholder Return relative to a peer group of companies.

    In addition, executives participating in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan receive retirement awards in the form of stock restricted (non-transferable and subject to forfeiture) until retirement. These awards make up the difference between the Internal Revenue Code limit on contributions that can be made to that Plan and what would otherwise be contributed by the Company to the executive's account. The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan is a qualified plan providing retirement benefits for U.S.-based employees.

ANNUAL COMPENSATION

    Annual compensation consists of base salary and two forms of annual incentives.

    Executive pay ranges are established based on a careful examination of survey data from a comparative group of companies gathered by a leading consulting firm specializing in executive compensation. A number, but not all, of these companies are included in the line of business index shown on the performance graph. Executive compensation ranges are targeted to be in the middle of this group of companies. Within the established range structure, the Committee approves changes in amounts of executive compensation based on individual performance evaluations and time in position.

    One annual incentive award, the Performance Bonus Award, is based on an evaluation of each executive's individual performance. A separate annual award, the Profit Incentive Award, is tied to the net profit achievement of the Company and/or certain business units as compared to preset goals. If these profits, after any adjustments approved by the Compensation Committee for unusual items, are not delivered, no awards are made.

    Senior management and the Committee believe that differences in performance should result in significantly different levels of annual cash compensation.

LONG-TERM INCENTIVES

    Long-term incentives consist of stock options and Long-Term Incentive Plan
(LTIP) awards. Both types of awards serve to focus executive attention on the long-term performance of the business.

    The Company makes stock option grants annually at no less than 100% of the market price on the date of grant. Stock appreciation rights (SARs) are granted instead of options in countries where the holding of foreign stock is restricted. These grants and rights are fully exercisable after one year and have a ten-year life. The number of shares normally awarded is based on the individual's total short-term compensation and competitive grant values for that level of compensation. Grants are performance-based in that they are tied to individual compensation levels which are already performance-based. These awards are designed to be competitive with awards made by companies in the survey group. The number of option shares currently held by each executive is not considered in determining awards. Grants are only made to employees who have demonstrated a capacity for contributing in a substantial way to the success of the Company. Stock options encourage these managers to become owners of the business, which helps to further align their interests with the shareholders' interests. Options have no value unless the price of the Company's stock increases, and they are exercisable only by the employee and cannot be transferred except in case of death.

    The goal of the LTIP is to consistently deliver a Total Shareholder Return
(TSR) at least in the top half of a peer group of companies over the most recent three-year period. When this occurs, awards ranging from 50% to 150% of the Performance Bonus Award can be earned. No awards are paid for ranking in the bottom one-third of the peer group. Awards are generally made in the form of stock, stock restricted until retirement, or as stock options in accordance with the terms of the 1992 Stock Plan.

    The Company firmly believes the interests of the Company and its employees are inseparable. One of the ways this is demonstrated is through share ownership and ownership behavior. Globally, we estimate that our employees and retirees currently own about one-fifth of Procter & Gamble's outstanding shares. We believe this is significantly higher than most other major corporations and serves to create a strong focus on the long-term growth of the Company and its stock.

    To support the Company's desire to increase management's stock ownership, the Committee approved a share retention program for managers participating in LTIP. Specific guidelines require participants to achieve and then retain a multiple of their base salary in shares of Procter & Gamble stock. Higher level managers are required to retain a larger multiple. The Chief Executive's multiple is three times base salary. Shares held in The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan are not counted towards the achievement of these ownership targets.

    Regarding the limitation of deductions available for compensation paid to the Company's named executives under Internal Revenue Code Section 162(m), stock option and SAR grants under the 1992 Stock Plan meet the requirements for deductible compensation. The Committee granted some or all of the named executives' Performance Bonus, Profit Incentive and Long-Term Incentive Plan awards in the form of stock options or retirement restricted stock in order to avoid the loss of deductibility related to such compensation. The Executive Compensation Tables provide further details. With these adjustments, the potential tax liability from any loss of deductibility is nominal.

COMPENSATION OF THE CHIEF EXECUTIVE

    The compensation of John E. Pepper, Chairman of the Board and Chief Executive during fiscal year 1997-98, consists of the same elements as for other senior executives, namely base salary, annual incentives, stock options, and LTIP awards.

    In determining Mr. Pepper's compensation package, the Committee reviewed the Company's financial and business performance for 1997-98. This review was based on a number of qualitative and quantitative factors including sales, earnings, unit volume, market share, profit margins, return on equity, growth in earnings, total shareholder return, innovation and human resource development. The Committee does not assign relative weights or rankings to each of these factors, but instead makes a subjective determination based on consideration of all such factors. In its review, the Committee noted significant progress against the Company's long-term objectives. Fiscal year 1997-98 was a record year for unit volume, sales, earnings and cash flow. The Company's profit margins reached their highest level in 57 years. The Company's underlying strategy of offering consumers products providing better value continues to build the business. There has been an increased emphasis on both new product initiatives and strategic acquisitions while divesting non-strategic brands. TSR has been strong. Since the beginning of the 1995-96 fiscal year, the
Company's TSR has averaged <*>    </*>% on an annualized basis. This ranks P&G
in the <*>            </*> of a group of peer companies. Over somewhat longer
five and ten year periods, Procter & Gamble ranks in the top third.

    Mr. Pepper's base salary was established based on the Committee's evaluation of his performance toward the achievement of the Company's financial, strategic and other goals, his length of service as Chief Executive, and competitive chief executive officer pay information derived from an independent consulting organization. His Performance Bonus Award was based on the Committee's overall evaluation of his individual performance. Although the final amount has not yet been determined, it is expected that Mr. Pepper will qualify for a Profit Incentive Award attributable to 1997-98 in the amount of approximately
$<*>      </*>.

    The Chief Executive's LTIP award reflecting the Company's relative TSR performance over the most recent three fiscal years was calculated on the same basis as for all other covered executives. This equaled __% of Mr. Pepper's Performance Bonus Award.

    Mr. Pepper's regular award of stock options for 1998, as with other optionees, was based on his total short-term compensation and competitive survey data.

                NORMAN R. AUGUSTINE, Chairman     JOSEPH T. GORMAN
                DONALD R. BEALL                   MARINA V.N. WHITMAN
                RICHARD B. CHENEY

                         EXECUTIVE COMPENSATION TABLES

    The following tables and notes present the compensation provided by the Company to its Chief Executive officer, and to each of the Company's four most highly compensated executive officers, other than the Chief Executive, for services rendered in all capacities to the Company for the fiscal years ended June 30, 1998, 1997 and 1996.

                           SUMMARY COMPENSATION TABLE
                      (DOLLAR FIGURES SHOWN IN THOUSANDS)

                                                                                        Long-Term Compensation
                                                                                                Awards
                                                                                       ------------------------
                                                  Annual Compensation                               Securities
                                   --------------------------------------------------  Restricted   Underlying
                                                                       Other Annual       Stock      Options/       All Other
   Name and Principal Position       Year      Salary     Bonus(1)    Compensation(2)   Awards(3)     SARs(4)    Compensation(5)
---------------------------------  ---------  ---------  -----------  ---------------  -----------  -----------  ---------------
John E. Pepper                       1997-98                       (6)
 Chairman of the                     1996-97    1,180.0           0(7)    $       0     $ 1,661.0       68,725      $   306.8
 Board and Chief Executive           1995-96    1,110.0           0(8)            0         480.0      103,305          284.5

Durk I. Jager                        1997-98                       (9)
 President and                       1996-97    1,035.0           0(10)            0            0       75,612          265.9
 Chief Operating Officer             1995-96      910.0        58.0(11)            0            0       91,628          230.5

Harald Einsmann                      1997-98                       (12)
 Executive Vice                      1996-97      706.3           0(13)        106.1(14)      558.9     41,068          293.2
 President                           1995-96      635.0       457.2(15)        403.3(14)          0     43,531          302.4

Wolfgang C. Berndt                   1997-98                       (16)
 Executive Vice                      1996-97      663.3           0(17)        345.0(14)          0     43,010          215.5
 President                           1995-96      620.0       378.6(18)        338.5(14)          0     39,748          295.4

A.G. Lafley                          1997-98                       (19)
 Executive Vice                      1996-97                       (20)
 President                           1995-96                       (21)

(1) The Performance Bonus and Profit Incentive Awards may be made in the form of cash, restricted stock or stock options and Long-Term Incentive Plan Awards may be made in the form of stock, restricted stock or stock options as approved by the Compensation Committee. Awards received in the form of cash or stock are reported in this column. Awards received in the form of restricted stock or stock options are reported under the appropriate long-term compensation column. Although the final amount of the Profit Incentive Award for fiscal year 1997-98 has not yet been determined, the amount of the estimated award has been noted below in footnotes <*> </*>,
     <*> </*>, <*>  </*>, <*>  </*> and <*>  </*>.

(2) Any perquisites or other personal benefits received from the Company by any of the named executives were substantially less than the reporting thresholds established by the Securities and Exchange Commission (the lesser of $50,000 or 10% of the individual's cash compensation).

(3) All restricted stock awarded to the named executives for 1997-98 will vest on retirement. The number and value (in thousands of dollars) of aggregate restricted stock holdings of each of the named executives on June 30, 1998
     was:  Mr. Pepper, <*>          </*> shares ($<*>          </*>); Mr. Jager,
     <*>        </*> shares ($<*>        </*>); Mr. Einsmann, 0 shares ($0); Mr.
     Berndt, <*>             </*>  shares ($<*>             </*>);  Mr.  Lafley,
     <*>          </*> shares  ($<*>         </*>).  The value of the restricted
     stock is determined by multiplying the total shares held by each named executive by the average of the high and low price on the New York Stock
     Exchange on June 30, 1998  ($<*>         </*>).  Dividends are paid on  all
     restricted Common Stock at the same rate as paid on the Company's Common Stock.

(4) For fiscal year 1997-98, in addition to the regular award of stock options, these figures include options granted on July 1, 1998 to Messrs. Jager and Berndt for the 1997-98 Performance Bonus Award and options granted on July 9, 1998 to all five named executives for the 1997-98 Long-Term Incentive Plan Award. See footnotes <*> </*>, <*> </*>, <*> </*>, <*> </*> and
     <*>  </*>  below. Options for  the 1997-98 Profit  Incentive Award will  be granted on or about September 15, 1998 and reported in the proxy statement for the annual meeting of shareholders on October 12, 1999.

(5)  All Other Compensation (in thousands of dollars) -- details for 1997-98:

                                           Profit       Flexible                International
                                        Sharing and   Compensation               Assignment     Total All
                                          Related        Program      Imputed   Equalization      Other
Name                                    Contributions Contributions   Income      Payments    Compensation
--------------------------------------  ------------  -------------  ---------  ------------  -------------
John E. Pepper                           $              $            $           $              $
Durk I. Jager
Harald Einsmann
Wolfgang C. Berndt
A.G. Lafley

(6)  Mr. Pepper's Performance Bonus Award of  $<*>         </*> was paid in  the
     form  of retirement restricted stock; his Long-Term Incentive Plan Award of
     $<*>        </*>  was paid in the form of retirement restricted stock;  and
     his  estimated Profit Incentive Award of $<*>          </*> will be paid in
     the form of retirement restricted stock to be granted on or about September 15, 1998.

(7) In fiscal year 1996-97, Mr. Pepper's Performance Bonus Award of $790,030 was paid in the form of retirement restricted stock; his Long-Term Incentive Plan Award of $687,300 was paid in the form of retirement restricted stock ($515,475) and stock options ($171,825); and his Profit Incentive Award of $474,000 was paid in the form of retirement restricted stock ($355,500) and stock options ($118,500).

(8) In fiscal year 1995-96, Mr. Pepper's Performance Bonus Award of $640,041 was paid in the form of retirement restricted stock ($480,041) and stock options ($160,000); his Long-Term Incentive Plan Award of $691,200 was paid in the form of stock options; and his Profit Incentive Award of $371,200 was paid in the form of stock options.

(9)  Mr. Jager's Performance Bonus Award  of $<*>          </*> was paid in  the
     form   of   stock  options;   his   Long-Term  Incentive   Plan   Award  of
     $<*>        </*> was  paid in the form of stock options; and his  estimated
     Profit  Incentive Award of  $<*>          </*> will be paid  in the form of
     stock options to be granted on or about September 15, 1998.

(10) In fiscal year 1996-97, Mr. Jager's Performance Bonus Award of $565,000 was paid in the form of stock options; his Long-Term Incentive Plan Award of $491,550 was paid in the form of stock options; and his Profit Incentive Award of $339,000 was paid in the form of stock options.

(11) In fiscal year 1995-96, Mr. Jager's Performance Bonus Award of $490,000 was paid in the form of cash ($58,000) and stock options ($432,000); his Long-Term Incentive Plan Award of $529,200 was paid in the form of stock options; and his Profit Incentive Award of $309,925 was paid in the form of stock options.

(12) Mr. Einsmann's Performance Bonus Award of $<*>        </*> was paid in  the
     form  of cash; his Long-Term Incentive Plan  Award of $<*>         </*> was
     paid in the form of unrestricted stock; and his estimated Profit  Incentive
     Award of $<*>        </*> will be paid in the form of cash.

(13) In fiscal year 1996-97, Mr. Einsmann's Performance Bonus Award of $305,035 was paid in the form of retirement restricted stock; his Long-Term Incentive Plan Award of $265,300 was paid in the form of stock options; and his Profit Incentive Award of $253,913 was paid in the form of retirement restricted stock.

(14) Tax equalization payments to cover incremental taxes required to be paid to Belgium for Mr. Einsmann and to the United Kingdom for Mr. Berndt, as paid in accordance with Company policies applicable generally to managers assigned outside their home countries.

(15) In fiscal year 1995-96, Mr. Einsmann's Performance Bonus Award of $275,000 was paid in the form of cash; his Long-Term Incentive Plan Award of $297,000 was paid in the form of stock options; and his Profit Incentive Award of $182,188 was paid in the form of cash.

(16) Mr.  Berndt's Performance Bonus Award of $<*>          </*> was paid in the
     form  of   stock   options;  his   Long-Term   Incentive  Plan   Award   of
     $<*>         </*> was  paid in the form of stock options; and his estimated
     Profit Incentive Award of  $<*>          </*> will be paid  in the form  of
     stock options to be granted on or about September 15, 1998.

(17) In fiscal year 1996-97, Mr. Berndt's Performance Bonus Award of $260,000 was paid in the form of stock options; his Long-Term Incentive Plan Award of $226,200 was paid in the form of stock options; and his Profit Incentive Award of $243,750 was paid in the form of stock options.

(18) In fiscal year 1995-96, Mr. Berndt's Performance Bonus Award of $240,000 was paid in the form of cash; his Long-Term Incentive Plan Award of $259,200 was paid in the form of stock options; and his Profit Incentive Award of $148,000 was paid in the form of cash ($138,610) and stock options ($9,590).

(19) Mr. Lafley's Performance Bonus Award of $305,000 was paid in the form of cash; his Long-Term Incentive Plan Award of $213,500 was paid in the form of stock options; and his estimated Profit Incentive Award of $61,000 will be paid in the form of stock options ($29,400) and cash ($31,600).

(20) In fiscal year 1996-97, Mr. Lafley's Perfomance Bonus Award of $255,000 was paid in the form of retirement restricted stock; his Long-Term Incentive Plan Award of $221,850 was paid in the form of stock options; and his Profit Incentive Award of $223,763 was paid in the form of retirement restricted stock.

(21) In fiscal year 1995-96,  Mr. Lafley's Performance  Bonus Award of  $210,000
     was paid in the form of cash; his Long-Term Incentive Plan Award of $226,800 was paid in the form of stock options; and his Profit Incentive Award of $156,450 was paid in the form of cash.

                       OPTION GRANTS IN LAST FISCAL YEAR

                      (DOLLAR FIGURES SHOWN IN THOUSANDS)

                                                                                           Potential Realizable
                                                                                             Value at Assumed
                                                     % of Total                            Annual Rates of Stock
                                         Number of     Options                              Price Appreciation
                                        Securities   Granted to                             for Option Term(2)
                                        Underlying    Employees                            ---------------------
                                          Options     in Fiscal   Exercise or  Expiration     (a)        (b)
Name                                    Granted(1)      Year      Base Price      Date        5%         10%
--------------------------------------  -----------  -----------  -----------  ----------  ---------  ----------
John E. Pepper (3)
Durk I. Jager (4)
Harald Einsmann
Wolfgang C. Berndt (5)
A.G. Lafley

(1) All of these options, which were granted pursuant to The Procter & Gamble 1992 Stock Plan, were non-qualified, were granted at market value on the date of grant, vest on the first anniversary of the date of grant, and have a term of ten years. Stock options expiring on July 1, 2008 and July 9, 2008 are related to Performance Bonus and Long-Term Incentive Plan Awards, respectively.

(2) We recommend caution in interpreting the financial significance of these figures. They are calculated by multiplying the number of options granted by the difference between a future hypothetical stock price and the option exercise price and are shown pursuant to rules of the Securities and Exchange Commission. They assume the value of Company stock appreciates 5% or 10% each year, compounded annually, for ten years (the life of each option). They are not intended to forecast possible future appreciation, if any, of such stock price or to establish a present value of options. Also, if appreciation does occur at the

    5% or 10% per year rate, the amounts shown would not be realized by the recipients until the year 2007. Depending on inflation rates, these amounts may be worth significantly less in 2007, in real terms, than their value today.

(3) Mr.  Pepper also  received an award  of <*>           </*>  stock options on
    September <*>  </*>, 1997 with an exercise price of $<*>        </*> and  an
    expiration date of September <*> </*>, 2007 for his Profit Incentive Award earned in fiscal year 1996-97. This option award had potential realizable
    values  of <*>            </*>  and <*>            </*> at  assumed rates of
    appreciation of 5% and 10%, respectively.

(4) Mr. Jager also  received an  award of  <*>           </*>  stock options  on
    September <*> </*>, 1997 with an exercise price of $ and an expiration date of September <*> </*>, 2007 for his Profit Incentive Award earned in fiscal year 1996-97. This option award had potential realizable values of
    $<*>      </*> and $<*>         </*> at assumed rates of appreciation of  5%
    and 10%, respectively.

(5) Mr.  Berndt also  received an award  of <*>           </*>  stock options on
    September <*>  </*>, 1997 with an exercise price of $<*>        </*> and  an
    expiration date of September <*> </*>, 2007 for a portion of his Profit Incentive Award earned in fiscal year 1996-97. This option award had
    potential  realizable values of $<*>          </*> and  $<*>         </*> at
    assumed rates of appreciation of 5% and 10%, respectively.

                AGGREGATED OPTION/STOCK APPRECIATION RIGHT (SAR)
                         EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)
                      (DOLLAR FIGURES SHOWN IN THOUSANDS)

                                                                             Number of Securities     Value of Unexercised In-
                                                                            Underlying Unexercised    the-Money Options/SARs at
                                                  Shares                    Options/SARs at FY End            FY End(3)
                                                Acquired on     Value     --------------------------  -------------------------
Name                                             Exercise    Realized(2)  Exercisable  Unexercisable  Exercisable Unexercisable
----------------------------------------------  -----------  -----------  -----------  -------------  ----------  -------------
John E. Pepper
Durk I. Jager
Harald Einsmann
Wolfgang C. Berndt
A.G. Lafley

(1) Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option/stock appreciation right (SAR) with a fair market value equal to such obligations.

(2) Options/SARs were granted for terms of up to ten years. The value realized on options/SARs exercised during the last fiscal year represents the total gain over the years the options/SARs were held by the executive. If this total gain is divided by the average number of years the options/SARs were held, a more relevant annualized gain is produced. The annualized gains (in thousands of dollars) on these option/ SAR exercises were as follows: Mr.
    Jager,  $<*>         </*>; Mr. Einsmann, $<*>         </*>; and Mr. Brunner,
    $<*>        </*>.

(3) Calculated based on the fair market  value of the Company's Common Stock  on
    June 30, 1998 ($<*>        </*> per share) minus the exercise price.

                              RETIREMENT BENEFITS

    Retirement benefits for U.S.-based executive officers are provided primarily by The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. These are defined contribution plans. Under the rules set by the Securities and Exchange Commission, these Company contributions are included in the Summary Compensation Table in the "All Other Compensation" column (see footnote (5) to such Table). In addition, Mr. Einsmann is enrolled in the Pension Plan of Procter & Gamble GmbH (Germany) and Mr. Jager is enrolled in the Pension Plan of Procter & Gamble Benelux N.V. (Netherlands Branch), where they joined the Company. Mr. Jager is also enrolled in the Supplemental Retirement Plan for U.S.-based managers who previously participated in pension plans of international subsidiaries. Mr. Berndt is enrolled in the Pension Plan of Procter & Gamble GmbH (Germany). Mr. Berndt was a participant in the Austrian pension plan and enrolled in the supplemental plan for Germans who previously participated in other pension plans. These Plans are defined benefit plans funded by book reserves or insurance contracts in order to pay retirement benefits in cash. Given their age and service with the Company, their estimated annual benefit, if payable in the form of a straight annuity upon retirement at age 65, would be $909,655 for Mr. Einsmann, $365,883 for Mr. Jager, and $904,998 for Mr. Berndt.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

    The following graph compares the five-year cumulative total return of the Company's Common Stock as compared with the S&P 500 Stock Index and a composite of the S&P Household Products Index, the S&P Paper & Forest Products Index, the S&P Personal Care Index, the S&P Health Care Diversified Index and the S&P Foods Index weighted based on the Company's current fiscal year revenues.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              P&G        COMPOSITE GROUP       S&P 500
1992         $100.00                 $100.00    $100.00
1993          115.56                  107.79     113.63
1994          123.06                  112.95     115.23
1995          167.32                  154.73     145.27
1996          216.46                  184.83     183.04
1997          336.69                  266.94     246.55

    The graph assumes a $100 investment made on July 1, 1993 and the reinvestment of all dividends, as follows:

                                                   Dollar Value of $100 Investment at June 30
                                        ----------------------------------------------------------------
                                          1993       1994       1995       1996       1997       1998
                                        ---------  ---------  ---------  ---------  ---------  ---------
P&G Common............................  $  100.00  $  106.49  $  144.78  $  187.31  $  291.25  $  386.27

Composite Group.......................  $  100.00  $  104.98  $  143.53  $  168.68  $  241.27  $  277.65

S&P 500...............................  $  100.00  $  101.41  $  127.84  $  161.08  $  216.98  $  282.42

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

    The following tables give information concerning the beneficial ownership of the Company's Common and Series A and B ESOP Convertible Class A Preferred Stock by all Directors and nominees, each named executive, all Directors and executive officers as a group, and the owners of more than five percent of the outstanding Series A and B ESOP Convertible Class A Preferred Stock, on July 31, 1998:

                                  COMMON STOCK

                                                                   AMOUNT AND NATURE OF BENEFICIAL
                                                                              OWNERSHIP
                                                               ----------------------------------------
                                                               DIRECT(1) AND
                                                                  PROFIT                  TRUSTEESHIPS    PERCENT
                                                                  SHARING      RIGHT TO    AND FAMILY       OF
OWNER                                                             PLAN(2)     ACQUIRE(3)   HOLDINGS(4)     CLASS
-------------------------------------------------------------  -------------  ----------  -------------  ---------
Edwin L. Artzt                                                                                              (5)
Norman R. Augustine                                                                                         (5)
Donald R. Beall                                                                                             (5)
Wolfgang C. Berndt                                                                                          (5)
Gordon F. Brunner                                                                                           (5)
Richard B. Cheney                                                                                           (5)
Harald Einsmann                                                                                             (5)
Richard J. Ferris                                                                                           (5)
Joseph T. Gorman                                                                                            (5)
Durk I. Jager                                                                                               (5)
A.G. Lafley
Charles R. Lee                                                                                              (5)
Lynn M. Martin                                                                                              (5)
John E. Pepper                                                                                              (5)
John C. Sawhill                                                                                             (5)
John F. Smith, Jr.                                                                                          (5)
Ralph Snyderman                                                                                             (5)
Robert D. Storey                                                                                            (5)
Marina v.N. Whitman                                                                                         (5)

<*>  </*> Directors and executive officers, as a group                                                   .<*>  </*>%

(1) Sole discretion as to voting and investment of shares.

(2) Shares allocated to personal accounts of executive officers under the Retirement Trust pursuant to The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares. Shares are voted by the Trustees of such Trusts in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(3) If acquired, would have sole discretion as to voting and investment of shares.

(4) The individuals involved share voting and/or investment powers with other persons.

(5) Less than .<*>    </*>% for any one Director or executive officer.

               SERIES A ESOP CONVERTIBLE CLASS A PREFERRED STOCK

                                                                               AMOUNT AND NATURE OF
                                                                               BENEFICIAL OWNERSHIP
                                                                            ---------------------------
                                                                             PROFIT
                                                                             SHARING                      PERCENT
OWNER                                                                        PLAN(1)     TRUSTEESHIPS    OF SERIES
--------------------------------------------------------------------------  ---------  ----------------  ---------
Edwin L. Artzt                                                                 --             --            --
Norman R. Augustine                                                            --             --            --
Donald R. Beall                                                                --             --            --
Wolfgang C. Berndt                                                             --             --            --
Gordon F. Brunner                                                              --             --            (2)
Richard B. Cheney                                                              --             --            --
Harald Einsmann                                                                --             --            --
Richard J. Ferris                                                              --             --            --
Joseph T. Gorman                                                               --             --            --
Durk I. Jager                                                                  --             --            (2)
A.G. Lafley
Charles R. Lee                                                                 --             --            --
Lynn M. Martin                                                                 --             --            --
John E. Pepper                                                                 --             --            (2)
John C. Sawhill                                                                --             --            --
John F. Smith, Jr.                                                             --             --            --
Ralph Snyderman                                                                --             --            --
Robert D. Storey                                                               --             --            --
Marina v.N. Whitman                                                            --             --            --

<*>  </*> Directors and executive officers, as a group                         --             --         .<*>   </*>%

Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing
 Trust and Employee Stock Ownership Plan,
 PO Box 599, Cincinnati, Ohio 45201-0599 (G. V. Dirvin,
 W. O. Coleman and C. C. Carroll, Trustees)                                    --            (3)         <*>    </*>%

(1) Shares allocated to personal accounts of executive officers under the Employee Stock Ownership Trust pursuant to The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares. Shares are voted by the Trustees of such Trust in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(2) Less than .<*>    </*>% for any one Director or executive officer; by the
    terms of the stock, only persons who are or have been employees can have beneficial ownership of these shares.

(3) Unallocated shares. The voting of these shares is governed by the terms of the Plan, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of the Plan, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

               SERIES B ESOP CONVERTIBLE CLASS A PREFERRED STOCK

                                                                                AMOUNT AND NATURE OF
                                                                                BENEFICIAL OWNERSHIP
                                                                             ---------------------------
                                                                              PROFIT
                                                                              SHARING                      PERCENT
OWNER                                                                         PLAN(1)     TRUSTEESHIPS    OF SERIES
---------------------------------------------------------------------------  ---------  ----------------  ---------
Edwin L. Artzt                                                                  --             --            (2)
Norman R. Augustine                                                             --             --            --
Donald R. Beall                                                                 --             --            --
Wolfgang C. Berndt                                                              --             --            --
Gordon F. Brunner                                                               --             --            (2)
Richard B. Cheney                                                               --             --            --
Harald Einsmann                                                                 --             --            --
Richard J. Ferris                                                               --             --            --
Joseph T. Gorman                                                                --             --            --
Durk I. Jager                                                                   --             --            --
A.G. Lafley
Charles R. Lee                                                                  --             --            --
Lynn M. Martin                                                                  --             --            --
Jorge P. Montoya                                                                --             --            --
John E. Pepper                                                                  --             --            (2)
John C. Sawhill                                                                 --             --            --
John F. Smith, Jr.                                                              --             --            --
Ralph Snyderman                                                                 --             --            --
Robert D. Storey                                                                --             --            --
Marina v.N. Whitman                                                             --             --            --

<*>  </*> Directors and executive officers, as a group                          --             --         .<*>  </*>%

Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust
 and Employee Stock Ownership Plan,
 PO Box 599, Cincinnati, Ohio 45201-0599 (G. V. Dirvin,
 W. O. Coleman and C. C. Carroll, Trustees)                                     --            (3)         <*>    </*>%

(1) Shares allocated to personal accounts of current and former executive officers under the Employee Stock Ownership Trust pursuant to The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan. Plan participants have sole discretion as to voting and, within limitations provided by the Plan, investment of shares. Shares are voted by the Trustees of such Trust in accordance with instructions from participants. If instructions are not received by the Trustees as to the voting of particular shares, shares are to be voted in proportion to instructions actually received from other participants in the Trust.

(2) Less than .<*>      </*>% for any one Director or executive officer.

(3) Unallocated shares. The voting of these shares is governed by the terms of the Plan, which provides that the Trustees shall vote unallocated shares held by them in proportion to instructions received from Trust participants as to voting of allocated shares. The disposition of these shares in connection with a tender offer would be governed by the terms of the Plan, which provides that the Trustees shall dispose of unallocated shares held by them in proportion to instructions received from Trust participants as to the disposition of allocated shares.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Ownership of and transactions in Company stock by executive officers and Directors of the Company are required to be reported to the Securities and Exchange Commission pursuant to Section 16 of the Securities Exchange Act. All executive officers and Directors complied with these requirements during the past fiscal year.

           TRANSACTIONS WITH EXECUTIVE OFFICERS, DIRECTORS AND OTHERS

    During the past fiscal year, the Company and its subsidiaries had no transaction in which any Director, or any member of the immediate family of any Director, had a material direct or indirect interest reportable under applicable rules of the Securities and Exchange Commission. In the normal course of business the Company had transactions with other corporations where certain Directors are or were executive officers; and the Company utilized the services of the law firm of Thompson, Hine & Flory in which Robert D. Storey, a Director, is a partner. None of the aforementioned matters was material in amount as to the Company, the corporations or the law firm.

    During the past fiscal year, the Company and its subsidiaries had no transactions in which any executive officer of the Company, or any member of the immediate family of any such executive officer, had a material direct or indirect interest reportable under applicable rules of the Securities and Exchange Commission.

             PROPOSAL TO RATIFY APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, acting upon the recommendation of the Audit Committee of the Board, has appointed the firm of Deloitte & Touche LLP as the Company's independent auditors for fiscal year 1998-99. Although action by the shareholders in this matter is not required, the Board believes that it is appropriate to seek shareholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of Company financial controls and reporting.

    One or more representatives of Deloitte & Touche LLP will be in attendance at the annual meeting on October 13, 1998. The representatives will have the opportunity to make a statement, if desired, and will be available to respond to appropriate questions from shareholders.

    The following proposal will therefore be presented for action at the annual meeting by direction of the Board of Directors:

        RESOLVED, That action by the Board of Directors appointing Deloitte & Touche LLP as the Company's independent auditors to conduct the annual audit of the financial statements of the Company and its subsidiaries for the fiscal year ending June 30, 1999 is hereby ratified, confirmed and approved.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS RESOLUTION.

    The affirmative vote of a majority of shares participating in the voting on this proposal is required for adoption of this resolution. Proxies will be voted FOR the resolution unless the Proxy Committee is instructed otherwise on a proxy returned to such Committee. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal.

                             SHAREHOLDER PROPOSALS

SHAREHOLDER PROPOSAL NO. 1

    Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, DC 20037, owning 400 shares of Common Stock of the Company, has given notice that she intends to present for action at the annual meeting the following resolution:

        RESOLVED: That the shareholders of P&G recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.

        Mrs. Davis has submitted the following statement in support of her resolution:

        REASONS: Until recently, directors of P&G were elected annually by all shareholders.

        The great majority of New York Stock Exchange listed corporations elect all their directors each year.

        This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.

        Last year the owners of 168,409,296 shares, representing approximately 32.6% of shares voting, voted FOR my similar proposal.

        If you AGREE, please mark your proxy FOR this resolution.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS RESOLUTION FOR THE FOLLOWING REASONS:

    The shareholders of Procter & Gamble decided, by action at the annual meeting of shareholders in 1985, that its Board of Directors shall be divided into three classes with Directors elected to staggered three-year terms. This was to insure continuity of experienced Board members.

    This exercise by Procter & Gamble shareholders of their rightful role in corporate governance has been challenged with this same resolution at every annual meeting since 1986. On each of these occasions, the shareholders confirmed that they wanted to retain the continuity of experienced Directors by having a classified Board of Directors with staggered terms.

    In each such year they defeated the proposal to return to annual election of the entire Board, with over 67% voting against it at the most recent shareholders meeting. We believe this affirms the Board's view that the current system of election is working effectively.

    This year's resolution and the arguments in support of it are identical to those in prior years. The Board of Directors agrees with the results of previous shareholder voting on this issue and again recommends a vote AGAINST the proposal.

    The affirmative vote of a majority of shares participating in the voting on this proposal is required for adoption of this resolution. Proxies will be voted AGAINST the resolution unless the Proxy Committee is instructed otherwise on a proxy returned to such Committee. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

SHAREHOLDER PROPOSAL NO. 2

    The Sinsinawa Dominicans, Edgewood College, Madison, Wisconsin 53711, owning 20 shares of Common Stock of the Company, in conjunction with four co-sponsoring organizations (the names of which organizations, with shares of Common Stock of the Company beneficially held, will be furnished promptly to any person upon request in writing to Ms. Linda D. Rohrer, Assistant Secretary, The Procter & Gamble Company, PO Box 599, Cincinnati, Ohio 45201-0599 or by telephone at 513-983-8697), have given notice that they intend to present for action at the annual meeting the following resolution:

        WHEREAS WE BELIEVE: Responsible implementation of a sound, credible environmental policy increases long-term shareholder value by raising efficiency, decreasing clean-up costs, reducing litigation, and enhancing public image and product attractiveness;

        Adherence to public standards for environmental performance gives a company greater public credibility than standards created by industry alone. For maximum credibility and usefulness, such standards should specifically meet the concerns of investors and other stakeholders;

        Companies are increasing being expected by investors to do meaningful, regular, comprehensive and impartial environmental reports. Standardized environmental reports enable investors to compare performance over time. They also attract investment from investors seeking companies which are environmentally responsible and which minimize risk of environmental liability.

        WHEREAS: The Coalition for Environmentally Responsible Economics
    (CERES) -- which includes shareholders of this Company; public interest representatives, and environmental experts -- consulted with corporations to produce the CERES Principles as comprehensive public standards for both environmental performance and reporting. Scores of companies, including Bank America, Baxter International, Bethlehem Steel, General Motors, H. B. Fuller, ITT Industries, Pennsylvania Power and Light, Polaroid, and Sun [Sunoco], have endorsed those principles to demonstrate their commitment to public environmental accountability and standardized reporting. Fortune-500 endorsers say that benefits of working with CERES are *public credibility; *direct access to major environmental and shareholder organizations; *leadership in designing the rapidly advancing standardization of environmental disclosure; and *measurable value-added for the company's environmental initiatives;

        In endorsing the CERES Principles a company commits to work toward:

       1.  Protection of the biosphere

       2.  Sustainable natural resource use

       3.  Waste reduction and disposal

       4.  Energy conservation

       5.  Risk reduction

       6.  Safe products and services

       7.  Environmental restoration

       8.  Informing the public

       9.  Management commitment

       10. Audits and reports

        [Materials on the CERES Principles and CERES Report Form are obtainable from CERES, 711 Atlantic Avenue, Boston MA 02110, tel: 617-451-0927, fax 617-482-2028].

        CERES is distinguished from other initiatives for corporate environmental responsibility, in being (1) a successful model of shareholder relations; (2) a leader in public accountability through standardized environmental reporting; and (3) a catalyst for significant and measurable environmental improvement within firms.

        RESOLVED: Shareholders request Procter & Gamble to endorse the CERES Principles as a part of its commitment to be publicly accountable for its environmental impact.

    The Sinsinawa Dominicans have submitted the following statement in support of their resolution:

        Many investors support this resolution. Those sponsoring similar resolutions at various companies have portfolios totaling $75 billion. The number of public pension funds and foundations supporting this resolution increases every year. The objectives are: standards for environment performance and disclosure; methods for measuring progress toward those goals; and a format for public reporting of progress. We believe this is comparable to the European Community regulation for voluntary participation in verified and publicly-reported eco-management and auditing, and fully compatible with ISO 14000 certification.

        Your vote FOR this resolution will encourage scrutiny of Procter & Gamble's environmental policies and reports and adherence to standards upheld by management and stakeholders alike.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS RESOLUTION FOR THE FOLLOWING REASONS:

    The affirmative vote of a majority of shares participating in the voting on this proposal is required for adoption of this resolution. Proxies will be voted AGAINST the resolution unless the Proxy Committee is instructed otherwise on a proxy returned to such Committee. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

SHAREHOLDER PROPOSAL NO. 3

    Sisters of the Holy Names of Washington, 2911 West Fort Wright Drive, Spokane, Washington 99224, owning 800 shares of Common Stock of the Company, in conjunction with ten co-sponsoring organizations (the names of which organizations, with shares of Common Stock of the Company beneficially held, will be furnished promptly to any person upon request in writing to Ms. Linda D. Rohrer, Assistant Secretary, The Procter & Gamble Company, PO Box 599, Cincinnati, Ohio 45201-0599 or by telephone at 513-983-8697), have given notice that they intend to present for action at the annual meeting the following resolution:

        WHEREAS: our company seeks to be an environmentally responsible business, yet makes products using chlorine-bleached paper (whose production creates dioxin and other persistent toxins proven to harm human and environmental health, in even minute amounts);

        Distinguished world bodies, including the:

    -  World Bank,

    -  American Public Health Association,

    -  International Joint Commission on the Great Lakes, and the

    -  Intergovernmental Forum on Chemical Safety (convened by the UN),

    each publicly recognize the inherent dangers posed by chlorine-based bleaching of pulp and paper. Important scientific and economic findings like these reflect worldwide support for phasing-out the industrial use of chlorine-containing compounds over time;

        The International Joint Commission has concluded:

        "[these] persistent toxic substances are too dangerous to the biosphere and to humans to permit their release in any quantity. . . . the primary means to achieve zero should be the prevention of their production, use and release rather than their subsequent removal";

        The Environmental Protection Agency (EPA) has found that dioxins are linked to cancer and numerous other health disorders, including hormone disruption and dysfunctioning immune systems;

        These chlorine-based chemicals pass up the food chain to accumulate in living organisms. In humans, they contribute to reproductive failure, birth defects, and cancer;

        In children, chlorinated compounds cause development impairment, hormonal disruption, and behavioral disorders;

        Every person living on earth now has measurable organochlorine contamination, many at high levels;

        Using chlorine dioxide to bleach paper DOES NOT entirely eliminate dioxins or other chlorinated pollutants -- it only creates lower levels of organochlorine contamination;

        The demand of large paper users like P&G is critical to determining whether industry uses healthier, cleaner, totally chlorine-free (TCF) bleach technologies. These decisions will affect public health for generations to come;

        Our company can lead in capturing market share by moving toward TCF products. Companies around the world are producing high-quality, cost-effective paper products <*>without</*> dangerous poisons. In Europe, market share for TCF (totally chlorine-free) has grown from 0% to 25% just since 1991. In the US, there has been consideration by EPA of "an order instructing federal agencies to purchase only chlorine-free paper." Several states are developing TCF legislation;

        RESOLVED: the shareholders request our company to report on steps it can take to use chlorine-free pulp and paper, and its plans for a long-term phase-out of chlorinated compounds in all its products. The report, to be made available to all shareholders, will be completed within six months of the 1998 annual meeting.

    The Sisters of the Holy Names of Washington have submitted the following statement in support of their resolution:

        P&G's use of chlorinated bleached paper perpetuates the release of unnecessary toxins. Our company's environmental efforts are commendable, but good science indicates that NO safe or "acceptable" level of exposure to many organochlorine chemicals exists.

        Our company prides itself on being an environmental innovator. Therefore, P&G should support technology that completely eliminates organochlorines from production and products, protects our customers, captures an emerging market, and improves all life on the planet.

        VOTE YES FOR THIS COMMON-SENSE PROPOSAL WHICH WILL IMPROVE OUR CHILDREN'S HEALTH, OUR PRODUCTS' DESIRABILITY, AND OUR COMPANY'S REPUTATION AND PROFITABILITY.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS RESOLUTION FOR THE FOLLOWING REASONS:

    The Company strongly agrees with the proponents of this resolution that pollution prevention is a top priority for the pulp and paper industry. This concern led P&G, in 1990, to be the first consumer products company to require the use of Elemental Chlorine Free (ECF) bleaching for the pulp we purchase. Where we differ with the proponents is the means to further advance the environmental character of the pulp bleaching process.

    P&G is steadfast in its belief that a singular focus on processes that use "Totally Chlorine Free" technology, as the proponents recommend, fails to take into account the broad array of compounds that are found in paper mill discharges, and fails to recognize that ECF bleaching effectively addresses the concerns raised by the proponents. We are vigilant in our efforts to evaluate any emerging science in this area, and will continue to push for improvements which are supported by any new scientific data, just as we did in 1990.

    Last November, the U. S. Environmental Protection Agency (EPA) issued new guidelines that made Elemental Chlorine Free technology the standard for the pulp and paper industry. During their review process, the EPA considered "totally chlorine-free" (TCF) technology. However, the incremental benefits of TCF in improving the quality of paper mill discharges did not justify the estimated $2.9 billion expense to convert existing U. S. paper mills, particularly given the scientific data that show that ECF bleaching effectively eliminates concerns over dioxins or other chlorinated by-products.

    P&G continues to evaluate any emerging science in this area and will continue to push for environmental improvements, which are supported by sound science. To that end, the Company supports the work being done by industry and other stakeholders to continually improve the environmental aspects of paper production, including the concept of a "minimum impact mill." A holistic approach to pollution prevention and resource usage is where industry and government should focus its resources.

    The Board of Directors therefore recommends a vote AGAINST the proposal.

    The affirmative vote of a majority of shares participating in the voting on this proposal is required for adoption of this resolution. Proxies will be voted AGAINST the resolution unless the Proxy Committee is instructed otherwise on a proxy returned to such Committee. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

SHAREHOLDER PROPOSAL NO. 4

    In Defense of Animals, 131 Camino Alto, Suite E, Mill Valley, California 94941, owning 48 shares of Common Stock of the Company, have given notice that they intend to present for action at the annual meeting the following resolution:

        WHEREAS, Procter & Gamble manufactures over-the-counter cosmetics and non-medical household products such as make-up, shampoos, soaps and detergents; and

        WHEREAS, development and testing of some of these products contribute to the company's harming and killing of thousands of innocent animals each year; and

        WHEREAS, these tests can cause severe pain and suffering to the animals involved; and

        WHEREAS, public opinion polls in the U.S. and abroad show a majority of consumers are opposed to animal tests for cosmetics and related products; and

        WHEREAS, competing manufacturers continue to successfully market new products in the U.S. and abroad without animal testing;

        BE IT RESOLVED that it is recommended to the Board of Directors that Procter & Gamble stop immediately all animal tests not explicitly required by law for over-the-counter cosmetics and non-medical household products..

    In Defense of Animals has submitted the following statement in support of their resolution:

        This resolution simply requests that Procter & Gamble eliminate all animal testing not explicitly required by law. Animal testing of over-the-counter cosmetics and non-medical household products is not explicitly required by any federal regulatory agency. Over 500 manufacturers of over-the-counter cosmetics and non-medical household products have permanently eliminated animal tests. These include Revlon, Avon, Amway, Estee Lauder, Chanel, Safeway and Bonne Bell. The Dial Corporation has maintained a moratorium on animal tests since 1989. Gillette announced that it used no animals in tests in the development of consumer household products in 1996.

        The success of these companies in developing new products and marketing them internationally demonstrates that Procter & Gamble could maintain its position in the global market without continued animal testing. PROCTER & GAMBLE SPENDS MORE IN FIVE DAYS ON ADVERTISING THAN IT HAS IN FOURTEEN YEARS ON DEVELOPING ALTERNATIVE TESTS. In our opinion, Procter & Gamble cannot claim leadership in reducing animal usage when other major companies have entirely eliminated all animal tests.

        Eliminating animal tests makes good business sense. Public opinion polls demonstrate that over 60 percent of consumers are opposed to animal tests of cosmetic and related products (Associated

    Press, 11/10-14/95; National Consumers League [NCL] poll conducted 7/95). Moreover, according to the NCL survey, nearly 40 percent of female consumers hold a "negative" attitude toward companies that conduct animal testing. The Wall Street Journal (9/5/95) reported on the negative attitudes of children -- consumers of the future -- toward companies that utilize animal tests.

        Since Procter & Gamble is under no legal obligation to conduct these tests that cause pain and suffering to animals, and because competitive companies successfully develop and internationally market cosmetics and non-medical household products without animal tests, and because animals cannot advocate for themselves, we ask that you join us in supporting this proposal.

        PLEASE VOTE FOR THIS PROPOSAL.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS RESOLUTION FOR THE FOLLOWING REASONS:

    P&G is committed to the ultimate elimination of animal testing. Until there are sufficient alternatives, we must conduct a minimal amount of animal testing to ensure our products are safe for people and so that Poison Control Centers nationwide can provide parents with better, more reliable information on what to do if a child accidentally ingests or gets into something they shouldn't.

    Last year in the U. S. alone, Poison Control Centers received nearly a quarter million calls from doctors and parents about accidents their young children had involving a consumer product in the home. These numbers confirm that human safety must be a top priority in the development of any new product. Because thorough product safety evaluation is conducted before a product ever reaches the market place, Poison Control Centers know how to counsel parents and know that P&G brands, even if accidentally misused, won't cause serious health problems.

    It's our policy to continue to develop, validate and use new alternative methods so we can reduce our need to do animal testing and someday eliminate it. We've made tremendous progress developing alternative test methods to reduce our need for animal testing. In fact, since 1984, we've reduced our animal testing for non-drug products by 85%.

    We don't use animals for quality control checks of ingredients or products and we don't retest the safety of products on the market that have already been proven to be safe. We don't conduct animal testing at all for many of our non-drug consumer products.

    While U.S. law doesn't strictly state that every new non-food and non-drug product or ingredient must be tested on animals, the U. S. Food and Drug Administration's regulations state: "Each ingredient used in a cosmetic product and each finished cosmetic product shall be adequately substantiated for safety prior to marketing." This means a minimal amount of animal testing is still necessary to ensure new, never-before-used ingredients are safe for people.

    In addition, P&G is a global company and we must adhere to regulations in all parts of the world where we do business. We sell products in more than 140 countries around the world and many of these countries have laws that require businesses to prove their consumer products are safe. Sometimes these laws specifically require animal tests. For example, to sell our non-food, non-drug products in many parts of the world, including Europe and Japan, we are legally required to conduct a certain amount of animal testing to insure our products are safe for people. As a global competitor, we can't ignore this fact.

    Almost all ingredients in use today by any company have been tested on animals at sometime, by someone to assess their safety. Most companies, like P&G, don't do, and don't need to do animal testing when safety testing is already available. When products contain only ingredients already known to be safe, no new animal testing is needed.

    When we must use animals, we ensure each animal is given the best professional veterinary care. We always treat the animals we must use with care and respect. All P&G animal facilities meet the highest professional standards and comply with all government regulations on the care and use of animals in research.

    P&G is and will continue to be a leader in the development and advocacy of alternatives to animal tests. In 1997, P&G invested an incremental $12 million to develop and use alternative test methods bringing our total investment in alternatives to more than $67 million.

    We are productively working with many animal welfare organizations to advance our joint efforts to develop and validate new alternative tests. For example, P&G is leading the development of the new Alternatives to Animal Testing Website (Altweb), a comprehensive, global resource for scientists worldwide to get information on alternatives. Our partners include the Humane Society of the U. S., the Center for Alternatives to Animal Testing at John Hopkins, the National Institutes of Health's Office for Protection from Research Risks, the USDA Animal Welfare Information Center and the FDA Office of Science.

    We've also provided initial funding for the San Diego Supercomputer Center to develop the powerful new BioNOME (Biological Network of Modeling Efforts) Resource that will allow scientists and researchers around the world to create better biological models that can be used to predict how people and other organisms might respond to drugs, chemicals and other physical factors. Long-term, we believe the use of computer modeling will lead to a major breakthrough in reducing our reliance on animal testing.

    Additionally, we're working with the Doris Day Animal League, American Humane Society and the Humane Society of the United States to get federal legislation passed to establish a process for validating new alternative testing methods. This will make acceptance of new, scientifically-proven methods easier.

    Similar animal testing proposals have been overwhelmingly defeated because the vast majority of our shareholders support our policy and understand we are fulfilling our responsibility to ensure our products are safe. They understand we only conduct a minimal amount of animal testing if other alternative methods cannot assure us and the international regulatory authorists of that safety. They understand that we use the smallest number of animals possible and treat those animals with care and respect.

    Therefore, to ensure our products are safe for our consumers during their use and potential misuse, we ask that you join the Board of Directors in voting AGAINST this proposal.

    The affirmative vote of a majority of shares participating in the voting on this proposal is required for adoption of this resolution. Proxies will be voted AGAINST the resolution unless the Proxy Committee is instructed otherwise on a proxy returned to such Committee. Abstentions indicated on such a proxy card will not be counted as either "for" or "against" this proposal. "Broker non-votes" specified on proxies returned by brokers holding shares for beneficial owners who have not provided instructions as to voting on this issue will be treated as not present for voting on this issue.

                            1999 ANNUAL MEETING DATE

    It is anticipated that the 1999 annual meeting of shareholders will be held on Tuesday, October 12, 1999. Pursuant to regulations issued by the Securities and Exchange Commission, to be considered for inclusion in the Company's proxy statement for presentation at that meeting, all shareholder proposals must be received by the Company on or before the close of business on Friday, April 30, 1999.

                                 OTHER MATTERS

    No action will be taken with regard to the minutes of the annual meeting of shareholders held October 14, 1997 unless they have been incorrectly recorded.

    The Board of Directors knows of no other matters which will come before the meeting. However, if any matters other than those set forth in the notice should be properly presented for action, the persons named in the proxy intend to take such action as will be in harmony with the policies of the Company and, in that connection, will use their discretion.

                                     [LOGO]

                           PRINTED ON RECYCLED PAPER

#0038-7104

[LOGO]


                            THE PROCTER & GAMBLE COMPANY

            SHAREHOLDER'S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
             SPECIAL MEETING OF SHAREHOLDERS-TUESDAY, OCTOBER 13, 1998

     The undersigned hereby appoints John E. Pepper, Durk I. Jager and Harald Einsmann, and each of them (with respect to any shares of Common Stock held by the undersigned directly or via the Company's Shareholder Investment Program) as proxies to attend the special meeting of shareholders of the Company to be held on Tuesday, October 13, 1998 at 12 o'clock noon in Cincinnati, Ohio and any adjournment thereof and vote all shares held by or for the benefit of the undersigned as indicated on the reverse side of this card: to amend the Company's Regulations to allow the location of the annual meeting of the shareholders to be held at a location other than the principal office of the Company.

     This proxy also provides voting instructions for shares held by the Trustees of the Retirement Trust and the Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (as applicable, with respect to shares of Common Stock and Series A and B ESOP Convertible Class A Preferred Stock held for the benefit of the undersigned) and directs such Trustees to vote as indicated on the reverse side of this card: to amend the Company's Regulations to allow the location of the annual meeting of the shareholders to be held at a location other than the principal office of the Company. The Trustees will vote shares of the Company's Stock held by them for which instructions are not received in direct proportion to the voting of shares for which instructions have been received, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended.
The Trustees will vote unallocated shares in direct proportion to voting by allocated shares of the same Class in aggregate, for which instructions have been received.

     THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED JOINTLY BY THE BOARD OF DIRECTORS OF THE PROCTER & GAMBLE COMPANY AND THE TRUSTEES OF THE PLAN TRUST LISTED ABOVE PURSUANT TO A SEPARATE NOTICE OF SPECIAL MEETING AND PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. THIS CARD SHOULD BE MAILED IN THE ENCLOSED ENVELOPE IN TIME TO REACH THE COMPANY'S PROXY TABULATOR, BANKBOSTON, N.A., P.O. BOX 9375, BOSTON, MA 02205-9946 BY 9:00 A.M. ON TUESDAY, OCTOBER 13, 1998 FOR COMMON SHARES TO BE VOTED AND 5:00 P.M. ON MONDAY, OCTOBER 12, 1998 FOR THE TRUSTEES TO VOTE THE PLAN SHARES. BANKBOSTON WILL REPORT SEPARATELY TO THE PROXY COMMITTEE AND TO THE TRUSTEES AS TO PROXIES RECEIVED AND VOTING INSTRUCTIONS PROVIDED, RESPECTIVELY. INDIVIDUAL PROXY VOTING AND VOTING INSTRUCTIONS WILL BE KEPT CONFIDENTIAL BY BANKBOSTON AND NOT PROVIDED TO THE COMPANY.

--------------------------------------------------------------------------------
                           VOTE BY TELEPHONE OR INTERNET
VOTE BY INTERNET:   POINT YOUR BROWSER TO THE WEB ADDRESS:
----------------    http://www.equiserve.com/proxy/
                    You will be asked to enter the 13-digit CONTROL NUMBER
                    located above your name and address in the lower left of
                    this form.  Then simply follow the instructions.  PLEASE
                    NOTE THAT EACH CARD HAS ITS OWN UNIQUE CONTROL NUMBER.
                                         OR
VOTE BY MAIL:       Simply mark, sign and date your proxy card and return it in the postage-paid envelope.
                    IF YOU ARE VOTING BY TELEPHONE OR THE INTERNET, PLEASE DO
                    NOT MAIL YOUR PROXY CARD.
                                                          (continued on reverse)
-------------------------------------------------------------------------------
                            THE PROCTER & GAMBLE COMPANY

[LOGO]

            SHAREHOLDER'S PROXY AND CONFIDENTIAL VOTING INSTRUCTION CARD
              ANNUAL MEETING OF SHAREHOLDERS-TUESDAY, OCTOBER 13, 1998

     The undersigned hereby appoints John E. Pepper, Durk I. Jager and Harald Einsmann, and each of them (with respect to any shares of Common Stock held by the undersigned directly or via the Company's Shareholder Investment Program) as proxies to attend the annual meeting of shareholders of the Company to be held on Tuesday, October 13, 1998 immediately following the Special Meeting of Shareholders at 12 o'clock noon in Cincinnati, Ohio and any adjournment thereof and vote all shares held by or for the benefit of the undersigned as indicated on the reverse side of this card: for the election of Directors; upon the Board of Directors and shareholder proposals listed; and, finally, upon such other matters as may properly come before the meeting.

     This proxy also provides voting instructions for shares held by the Trustees of the Retirement Trust and the Employee Stock Ownership Trust of The Procter & Gamble Profit Sharing Trust and Employee Stock Ownership Plan (as applicable, with respect to shares of Common Stock and Series A and B ESOP Convertible Class A Preferred Stock held for the benefit of the undersigned) and directs such Trustees to vote as indicated on the reverse side of this card:
for the election of Directors; upon the Board of Directors and shareholder proposals listed; and, finally, upon such other matters as may properly come before the meeting. The Trustees will vote shares of the Company's Stock held by them for which instructions are not received in direct proportion to the voting of shares for which instructions have been received, provided that such voting is not contrary to the Employee Retirement Income Security Act of 1974, as amended. The Trustees will vote unallocated shares in direct proportion to voting by allocated shares of the same Class in aggregate, for which instructions have been received.

     THIS PROXY/VOTING INSTRUCTION CARD IS SOLICITED JOINTLY BY THE BOARD OF DIRECTORS OF THE PROCTER & GAMBLE COMPANY AND THE TRUSTEES OF THE PLAN TRUST LISTED ABOVE PURSUANT TO A SEPARATE NOTICE OF ANNUAL MEETING AND PROXY STATEMENT, RECEIPT OF WHICH IS HEREBY ACKNOWLEDGED. THIS CARD SHOULD BE MAILED IN THE ENCLOSED ENVELOPE IN TIME TO REACH THE COMPANY'S PROXY TABULATOR, BANKBOSTON, N.A., P.O. BOX 9375, BOSTON, MA 02205-9946 BY 9:00 A.M. ON TUESDAY, OCTOBER 13, 1998 FOR COMMON SHARES TO BE VOTED AND 5:00 P.M. ON MONDAY, OCTOBER 12, 1998 FOR THE TRUSTEES TO VOTE THE PLAN SHARES. BANKBOSTON WILL REPORT SEPARATELY TO THE PROXY COMMITTEE AND TO THE TRUSTEES AS TO PROXIES RECEIVED AND VOTING INSTRUCTIONS PROVIDED, RESPECTIVELY. INDIVIDUAL PROXY VOTING AND VOTING INSTRUCTIONS WILL BE KEPT CONFIDENTIAL BY BANKBOSTON AND NOT PROVIDED TO THE COMPANY.

          PLEASE MARK
/X/       VOTES AS IN
          THIS EXAMPLE

-------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the following proposal (as described in the accompanying Proxy Statement). If you sign and return this card without marking, this proxy card will be treated as being FOR this proposal.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
A. Amend the Company's Regulations to allow the location of the annual meeting of shareholders to be held at a location other than the principal office of the Company.

               FOR            AGAINST             ABSTAIN
               / /              / /                 / /
-------------------------------------------------------------------------------

                              NOTE: Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.



Signature                      Date           1998
          --------------------      ---------
Signature                      Date           1998
          --------------------      ---------

                   PLEASE SIGN THIS PROXY AS NAME(S) APPEAR ABOVE.
-------------------------------------------------------------------------------
                            VOTE BY TELEPHONE OR INTERNET
Procter & Gamble encourages you to take advantage of two new cost-effective and convenient ways to vote your shares. You may now vote your proxy 24 hours a day, 7 days a week, using either a touch-tone telephone or through the Internet. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, and returned your proxy card.
VOTE BY PHONE:      CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE 1-XXX-XXX-XXXX
-------------       ANYTIME.  THERE IS NO CHARGE TO YOU FOR THIS CALL.
                    You will be asked to enter the 13-digit CONTROL NUMBER
                    located above your name and address in the lower left of
                    this form.  Then simply follow the instructions.  PLEASE
                    NOTE THAT EACH CARD HAS ITS OWN UNIQUE CONTROL NUMBER.
-------------------------------------------------------------------------------
          PLEASE MARK
/X/       VOTES AS IN
          THIS EXAMPLE

-------------------------------------------------------------------------------
The Board of Directors recommends a vote FOR the following actions or proposals (as described in the accompanying Proxy Statement). If you sign and return this card without marking, this proxy card will be treated as being FOR each proposal.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
A.   ELECTION OF DIRECTORS (terms expiring in 2001)
     Nominees: Joseph T. Gorman, Lynn M. Martin, John E. Pepper, Ralph Snyderman, Robert D. Storey

          FOR                 WITHHELD
          / /                    / /
      EXCEPTIONS:

     ------------------------------------------------
          For all nominees except as noted above
-------------------------------------------------------------------------------
B.   Ratify Appointment of
     Independent Auditors

FOR            AGAINST        ABSTAIN
/ /              / /            / /

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
The Board of Directors recommends a vote AGAINST the following shareholder proposals (as described in the accompanying Proxy Statement), if presented at the annual meeting. If you sign and return this card without marking, this proxy card will be treated as being AGAINST such proposal.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
1.   Board of Directors terms


FOR            AGAINST        ABSTAIN
/ /              / /            / /


-------------------------------------------------------------------------------
2.   Endorse the CERES Principles


FOR            AGAINST        ABSTAIN
/ /              / /            / /


-------------------------------------------------------------------------------
3.   Report on use of chlorine.


FOR            AGAINST        ABSTAIN
/ /              / /            / /


-------------------------------------------------------------------------------
4.   Animal testing.


FOR            AGAINST        ABSTAIN
/ /              / /            / /


-------------------------------------------------------------------------------

                              NOTE: Please sign exactly as name(s) appear hereon. When signing as attorney, executor, administrator, trustee, or guardian, please give full name as such.



Signature                      Date           1998
          --------------------      ---------
Signature                      Date           1998
          --------------------      ---------


                  PLEASE SIGN THIS PROXY AS NAME(S) APPEAR ABOVE.

-------------------------------------------------------------------------------

[LOGO]

Dear Shareholder:

On August 28, 1998 we sent you a notice and proxy statement plus proxy card for the annual meeting of The Procter & Gamble Company to be held on Tuesday, October 13, 1998.

As of September 29 your proxy vote has not been received by BankBoston, N.A., the Company's proxy tabulator. If you have in fact already voted your proxy, we thank you. If not, we hope you will do so now.

In case you have lost the original card and need a new one to respond at this time, we enclose a duplicate together with a return envelope, or you may now vote your proxy 24 hours a day, seven days a week, using either a touch tone telephone or through the Internet. Thank you for your attention to this matter.

                                             THE PROCTER & GAMBLE COMPANY
-------------------------------------------------------------------------------